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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                               September 27, 2000
                Date of Report (Date of earliest event reported)




                             U.S. Technologies Inc.
               (Exact name of Registrant as Specified in Charter)




       Delaware              0-15960              73-1284747
   (State or Other         (Commission           (IRS Employer
   Jurisdiction of         File Number)       Identification No.)
    Incorporation)




      1130 Connecticut Avenue, NW, Suite 700, Washington, DC 20036
          (Address of principal executive offices including zip code)



                                 (202) 466-3100
              (Registrant's telephone number, including area code)


                                 Not applicable
             (Former name or address, if changed since last report)


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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.  OTHER EVENTS.

U.S. Technologies Inc., an Internet enterprise developer and business-to-business technologies integrator, announced it had signed a definitive merger agreement to acquire On-Site Sourcing (NASDAQ Small Cap:
ONSS), a leading provider of digital imaging, document management, and litigation reprographics services to law firms, corporations, consulting firms, accounting firms and financial institutions. Both companies' boards of directors have approved the definitive agreement.

Under the terms of the definitive agreement, On-Site's stockholders will exchange their shares for U.S. Technologies' shares and cash in a transaction valued at $35 million for all outstanding shares and shares subject to issuance pursuant to options outstanding, plus the assumption of On-Site debt. On-Site stockholders can elect to receive U.S. Technologies' stock, cash, or a combination of stock and cash subject to proration due to the cash limitation and adjustment formula discussed below. The transaction is intended to be tax-free to On-Site stockholders to the extent they receive shares of U.S. Technologies' common stock. To ensure tax-free treatment of the transaction, holders of at least 50% of the outstanding shares of On-Site common stock will receive U.S. Technologies common stock. Accordingly, the aggregate cash consideration paid at closing will be limited to the lesser of 50% of the number of shares of On-Site common stock outstanding at closing or $12 million.

The exchange ratio for the stock portion of the merger consideration is subject to an adjustment formula based on the average trading price of U.S. Technologies' common stock during a twenty trading-day period ending three full trading-days before the closing of the merger. If U.S. Technologies' average stock price per share for the adjustment period is:

      - less than $0.75, the value assigned to the U.S. Technologies' common stock in the exchange ratio will be fixed at $0.75, except that On-Site may terminate the merger agreement if the average stock price during the adjustment period is below $0.67.

      - equal to or greater than $0.75 but less than $0.90, the value assigned to the U.S. Technologies' common stock in the exchange ratio will be the average stock price during the adjustment period.

      - equal to or greater than $0.90 but less than $1.15, the value assigned to the U.S. Technologies' common stock in the exchange ratio will be fixed at $1.00.


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      -     equal to or greater than $1.15, the value assigned to the U.S.
            Technologies' common stock in the exchange ratio will be fixed at $1.15.

On-Site's publicly traded warrants to buy shares at $6.00 are expected to be converted to U.S. Technologies' warrants, with the exercise price and number of shares to be adjusted based on the stock conversion formula for the merger. The expiration date of these warrants will be extended for one year to July 8, 2002. All options outstanding at closing will be converted into options to purchase U.S. Technologies' common stock, with the exercise price and number of shares to be adjusted based on the stock conversion formula for the merger. In addition, in connection with the closing, U.S. Technologies will make 3.6 million options available for grant to employees of On-Site Sourcing.

On July 31, 2000, the companies had announced an Agreement in Principle which called for On-Site's shareholders to exchange their shares for approximately
26.25 million U.S. Technologies' shares and $8.75 million in cash. Under the terms of the definitive agreement, U.S. Technologies raised the cash component of the deal to as much as $12 million and agreed to make the stock component subject to adjustment within certain ranges of trading prices for U.S. Technologies' common stock. Also, On-Site's two top executives, CEO Christopher Weiler and Vice-President of Marketing Allen Outlaw, have agreed to elect to receive only stock in the merger and will exchange all of their shares of On-Site common stock for shares of U.S. Technologies' common stock. Both Weiler and Outlaw will become members of the U.S. Technologies board of directors at closing. The revised terms and the commitment to elect stock consideration from Weiler and Outlaw increases the amount of cash consideration available for On-Site's public shareholders by reducing the amount of current outstanding shares eligible for the cash election by 571,000.

On-Site's directors and officers owning 23% of the outstanding On- Site shares have agreed to vote for the merger. Owners of more than 50% of U.S. Technologies voting securities have committed to voting for the merger. Closing will be subject to usual conditions including necessary shareholder approvals and SEC registration of securities to be issued in the merger, as well as adoption of U.S. Technologies already announced charter amendment to increase the common shares it is authorized to issue. The companies hope to complete these steps and close the merger early next year.

This release contains "forward looking statements" concerning prospective future events and results. Such prospective events include acquisitions and investments, and prospects for such acquisitions and investments. U.S. Technologies cautions that actual developments and results may differ materially from its prospective future events. There can be no assurance that the conditions necessary to completing any prospective event will


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occur. Additional investments in the Company, or by the Company or an unrelated person in any of the Company's associated companies, provide no assurance that the Company or such associated company will succeed or that the Company's investments will be recovered or that the Company or any of its associated companies will be profitable. The Company's assets and operations, including results of operations, would be affected materially by either occurrence of any such event or the failure of any such event to occur, by the extent to which it and its associated companies continue to have access to financing sources on reasonable terms in order to pursue its and their business plans, by the success or failure of the business plans of its associated companies, by economic conditions generally and particularly in the developing e-commerce market, by competition and technological changes in its and its associated companies' industries and businesses, and by the results of its and its associated companies' operations if and when operating. The Company's assembly and other outsourcing business activities involve a limited number of facilities serving a limited number of customers, all of which are subject to material changes outside the Company's control. The Company is contemplating a sale or other disposition of this business, but there can be no assurance either that any such sale or other disposition will occur or as to the nature of the terms for any such sale or other disposition.

This notice is not intended to constitute an offer to sell or an offer to buy any securities. Any securities to be issued pursuant to the proposed merger described in this press release will be issued pursuant to the applicable provisions of the Securities Act of 1933. Investors are urged to read the relevant documents to be filed with the Securities and Exchange Commission, which will contain important information about the transaction. Investors can obtain any document filed with the Commission for free at the Commission's web site at http://www.SEC.GOV.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
         EXHIBITS.

         Exhibits

         2.1 Agreement and Plan of Merger, dated September 27, 2000, by and among U.S. Technologies Inc., USXX Acquisition Corporation, and On-Site Sourcing, Inc.

         9.1 On-Site Sourcing, Inc. Voting Agreement, dated September 27, 2000, by and between On-Site Sourcing, Inc., and C. Gregory Earls, James V. Warren, Jonathan Ledecky, Northwood Ventures LLC and Northwood Capital Partners LLC

         9.2 U. S. Technologies Inc. Voting Agreement, dated September 27, 2000, by and between U.S.


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                  Technologies Inc., Christopher J. Weiler, Allan Outlaw, Jason
                  Parikh, Charles Millar, Denis Seynhaeve, and John Sabanosh.

         10.1 Stock Election Agreement, dated September 27, 2000, by and among Christopher J. Weiler, Allan Outlaw and U.S. Technologies Inc.

         99.1 Press Release dated 9/28/00, announcing the signing of the definitive merger agreement.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    U.S. TECHNOLOGIES INC.



                                    By: /s/ C. Gregory Earls
                                       -----------------------------
                                            C. Gregory Earls
                                            Co-Chairman and Co-Chief
                                            Executive Officer

Dated: September 28, 2000
       Washington, DC


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